Exhibit 3.1

MACY’S, INC.

AMENDED BY-lAW 8(C) and 13(c)

8.Order of Business.

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(c)

For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these By‑Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 calendar days, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th calendar day and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.  In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of this clause (c) of Bylaw 8, “close of business” and “principal executive offices” of the Company have the meanings as defined in Bylaw 13(e).  A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.  Notwithstanding the foregoing provisions of this By-Law 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 8(c).  For purposes of this By-Law 8(c) and By-Law 13, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders.  Nothing in this By-Law 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended.

13.Nominations of Directors; Election.

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(c)	To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the scheduled annual meeting date differs from such anniversary date by more than 30 calendar days, notice by such stockholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th calendar day and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.  In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of this clause (c) of Bylaw 13, “close of business” and “principal executive offices” of the Company have the meanings as defined in Bylaw 13(e).  To be in proper written form, such stockholder’s notice must set forth or include (i) the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to be named in the Company’s proxy materials and to serve as a director of the Company if so elected.  Additionally, such stockholder’s notice shall contain a representation regarding whether such stockholder intends to solicit proxies in support of nominees other that the Company’s nominees in accordance with Rule 14a-19 (“Rule 14a-19”) promulgated under the Securities Exchange Act of 1934, as amended, and, in the event that such stockholder so intends, such notice shall also include a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares of stock entitled to vote on the election of directors in support of such director nominees other than the Company’s nominees. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded.  Notwithstanding the foregoing provisions of this By-Law 13, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 13. Without limiting the other provisions and requirements of this By-Law 13, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), then the Company shall disregard any proxies or votes solicited for such stockholder’s nominee.  Upon request by the Company, if any stockholder provides notice pursuant to Rule 14a-19(b), such stockholder shall deliver to the Company, no later than five business days prior to the annual meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).